EXHIBIT 5.1
                                                                     -----------


                                                        Date:    30 January 2003
                                                        Our Ref:





Precise Software Solutions Ltd.
10 Hataasia Street, Or-Yehuda, 60408
Israel


     Re:   Registration Statement on Form S-3
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Ladies and Gentlemen:

     This opinion relates to an aggregate of 126,353 Ordinary Shares par value NIS 0.03 per share ("Ordinary Shares") of Precise Software Solutions Ltd. (the "Company") which are the subject matter of a Registration Statement on Form S-3 (the "Registration Statement") as filed with the Securities Exchange Commission (the "Commission") on January 31, 2003 (the "Registration Statement").

     Based upon such investigations as we have deemed necessary, we are of the opinion that the 126,353 Ordinary Shares to be sold by the Selling Shareholders pursuant to Prospectus, when issued and sold, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption Legal Matters.





                                           Very truly yours,

                                           /s/ Volovelsky, Dinstein, Sneh & Co.

                                           Volovelsky, Dinstein, Sneh & Co.